Exhibit 10.25

REDACTED
Certain identified information, indicated by [***], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of October 30, 2019, by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”), and ARCTURUS THERAPEUTICS, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 12, 2018, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.The following definitions in Section 1.1 of the Agreement hereby are added, amended or restated to read as follows:

“Amortization Date” means May 1, 2021; provided, however, if the Interest Only End Date is October 1, 2021, “Amortization Date” means November 1, 2021.

[***]

“Equity/Expansion Event” means on or after [***] and on or before [***], Borrower’s receipt of net proceeds of at least [***] from the sale and issuance of equity securities, the creation of new partnerships or the expansion of existing partnerships, in each case, from investors or partners and on terms and conditions reasonably satisfactory to Bank.

“Interest Only End Date” means April 1, 2021; provided, however, (i) upon the occurrence of Equity/Expansion Event and (ii) if no Event of Default has occurred and is continuing as a result of a breach by Borrower of Section 6.8, “Interest Only End Date” means October 1, 2021.

“Parent” means Arcturus Therapeutics Holdings Inc., a Delaware corporation, and the owner of one hundred percent (100.00%) of the Shares of Borrower.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on November 1, 2019.

“Prepayment Fee” is, with respect to the Term Loan subject to prepayment (other than pursuant to a refinancing by Bank or a syndicate of lenders of which Bank is a part or the agent thereof) prior to the Term Loan Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee in an amount equal to (i) for a prepayment made on or after the Third Amendment Effective Date through and including the first anniversary of the Third Amendment Effective Date, two percent (2.00%) of the principal amount of the Term Loan prepaid; (ii) for a prepayment made after the first anniversary of the Third Amendment Effective Date through and including the second anniversary of the Third Amendment Effective Date, one percent (1.00%) of the principal amount of the Term Loan prepaid; and (iii) for a prepayment made after the second anniversary of the Third Amendment Effective Date and prior to the Term Loan Maturity Date, one-half of one percent (0.50%) of the principal amount of the Term Loan prepaid. Notwithstanding the foregoing and for the avoidance of any doubt, Borrower shall not be responsible for any Prepayment Fee prior to the Third Amendment Effective Date.”

“Qualifying Deposits” means unrestricted cash held in demand deposit accounts and/or money market accounts at Bank, earning the Bank’s posted interest rates.

“Term Loan Maturity Date” is October 30, 2023.

“Third Amendment Effective Date” means October 30, 2019.

2.The following defined term in Section 1.1 of the Agreement hereby is omitted in its entirety:

“Alcobra” means Alcobra, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent.

3.Subsections (i), (ii) and (iii) of Section 2.1(a) of the Agreement hereby are amended and restated in their entirety to read as follows:

“(i)Availability. Subject to the terms and conditions of this Agreement, the Bank agrees to make a term loan to Borrower on the Third Amendment Effective Date, or as soon thereafter as practical, in the amount of Fifteen Million Dollars ($15,000,000.00) (the “Term Loan”). After repayment, the Term Loan may not be reborrowed.  Upon the extension of the Term Loan pursuant to this Section 2.1(a)(i), Bank has no further obligations to make Credit Extensions.

(ii)Repayment.  Borrower shall make monthly payments of interest only on each Payment Date through and including the Payment Date immediately preceding the Amortization Date.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to Bank, as calculated by Bank (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of the Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty (30) months, if the Amortization Date is May 1, 2021, or twenty-four (24) months, if the Amortization Date is November 1, 2021.  All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Term Loan Maturity Date.  The Term Loan may only be prepaid in accordance with Section 2.1(a)(iii).

(iii)Prepayment.

i)Voluntary Prepayment.  Borrower shall have the option to prepay all, but not less than all, of the Term Loan advanced by Bank under this Agreement, provided Borrower (A) delivers written notice to Bank of its election to prepay the Term Loan at least five (5) Business Days prior to such prepayment and (B) pays, on the date of such prepayment, (a) all outstanding principal with respect to the Term Loan, plus accrued but unpaid interest, (b) the Final Payment, (c) the Prepayment Fee, plus (d) all other sums, including Bank Expenses, if any, that shall have become due and payable hereunder as a result of such prepayment.

4.Section 2.3(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Interest Rate.  Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding Daily Balance thereof, at a floating rate equal to (i) if Qualifying Deposits at Bank are greater than or equal to [***], one and one-quarter percent (1.25%) above the Prime Rate, (ii) if Qualifying Deposits at Bank are equal to or greater than [***] but less than [***], two percent (2.00%) above the Prime Rate and (iii) if Qualifying Deposits at Bank are less than [***], two and three-quarters percent (2.75%) above the Prime Rate.”

5.Section 6.7 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.7

Accounts.  Borrower shall (i) maintain and shall cause each of its Domestic Subsidiaries to maintain (x) all of its operating accounts, and (y) at least the lesser of (A) one hundred percent (100.00%) of their total consolidated, unrestricted cash, or (B) Fifteen Million Dollars ($15,000,000.00) in total deposits with Bank and (ii) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, swaps, foreign exchange contracts, and Letters of Credit. All accounts permitted hereunder to be maintained outside of Bank shall be subject to control agreements in favor of, and in form and content acceptable to, Bank; provided, that, Borrower shall be permitted to maintain its cash collateral account with [***], not subject to a control agreement, provided that such [***] shall maintain a balance at all times not to exceed [***]. Notwithstanding the foregoing, as of the Second Amendment Effective Date through December 31, 2019 (the “Transition Period”), Parent shall be permitted to maintain cash in an amount up to [***] in an account outside of Bank (the “[***]”); provided, that, the [***] shall not be subject to a control agreement in favor of Bank during the Transition Period.”

6.Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.8[***]. Submit (a) an IND for [***] or (b) a [***], by [***], and have it accepted by the FDA (either by the passage of time or formal response) or equivalent competent authority by [***].”

7.Section 6.13 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.13.	Reserved.”

8.Section 7.14 of the Agreement hereby is omitted in its entirety.

9.Exhibit D to the Agreement is hereby replaced with Exhibit D attached hereto.

10.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

11.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

12.Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), and that no Event of Default has occurred and is continuing.

13.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrower;

(b)an Amended and Restated Side Letter with respect to the Fee in Lieu;

(c)a Guaranty, duly executed by Parent;

(d)a Security Agreement, duly executed by Parent;

(e)a Certificate of the Secretary of (i) Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment and (ii) Parent with respect to incumbency and resolutions authorizing the execution and delivery of the Guaranty.

(f)a payment (in addition to and not a substitution for the Final Payment) in the amount of [***];

(g)all reasonable Bank Expenses incurred through the date of this Amendment, which, following notice from Bank to Borrower, may be debited from any of Borrower's accounts; and

(h)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

14.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ARCTURUS THERAPEUTICS, INC.

By: /s/ Joseph Payne

Title: President and CEO

WESTERN ALLIANCE BANK, an Arizona corporation

By: /s/ Bill Wickline

Title: Senior Director, Commercial Banking

[Signature Page to Third Amendment to Loan and Security Agreement]